EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS
                                       OF
                        GYRODYNE COMPANY OF AMERICA, INC.


             (INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK)
                    AMENDED AND RESTATED AS OF JUNE 18, 2008


      These Amended and Restated By-Laws ("By-Laws") are supplemental to the New York Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

                                   ARTICLE I

                                    OFFICES

      The principal office of Gyrodyne Company of America, Inc. (the "Corporation") shall be in the Village of St. James, Town of Smithtown, County of Suffolk, State of New York. The Corporation may have offices and places of business at such other places, both within and without the State of New York, as may be determined by the Board of Directors of the Corporation (the "Board of Directors").

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 201. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

      Section 202. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held at such date or hour as may be fixed by the Board of Directors. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder in accordance with (i) Section 209. of Article II of these By-Laws for any business other than the nomination of a person for election as a director or (ii) Sections 312., 313. and 314. of Article III of these By-Laws for any nomination of a person for election as a director.

      Section 203. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by (i) the President, (ii) the Chairman of the Board, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies, or (iv) by the President of the Corporation at the request of Qualified Stockholders holding at least thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. For purposes of this Section, a Qualified Stockholder shall mean a person who shall have been a stockholder of the Corporation for at least six (6) months immediately preceding the request for a special meeting. In connection with any request for a special meeting, each Qualified Stockholder must comply with Section 209. of Article II of these By-Laws for any business proposed for the special meeting other than the nomination of a person for election as a director. Any stockholder nominating a director proposed to be elected at the special meeting must comply with Sections 312., 313. and 314. of Article III of these By-Laws. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting.

      Section 204. NOTICE OF THE MEETINGS. (a) Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail. Notice may be given by third class mail, in which event, the notice shall be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation or at such other address given by the stockholder in accordance with law.

      (b) Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      Section 205. QUORUM. The holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by law.

      Section 206. CONDUCT OF STOCKHOLDERS' MEETINGS; ADJOURNMENT. (a) The Chairman of the Board shall preside at all stockholders' meetings. In the absence of the Chairman of the Board, the President shall preside. The Chairman or the officer presiding over the stockholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders' meeting. Subject to Section 302. of these By-Laws, unless the Chairman or the officer presiding over the stockholders' meeting otherwise requires, stockholders need not vote by ballot on any question.

      (b) The Chairman or the presiding officer at a stockholders' meeting or a majority of the shares of the Corporation present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 207. INSPECTORS OF ELECTION. At least two inspectors of election shall be appointed by the Board of Directors to serve at each annual or special meeting of stockholders. Such inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives.

      The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern. On request of the presiding officer or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

      Section 208. ACTION OF STOCKHOLDERS. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors (which is governed by Section 302. of these By-Laws), the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

      Section 209. NOTICE OF STOCKHOLDER PROPOSAL FOR BUSINESS OTHER THAN NOMINATIONS. (a) For business to be properly brought before an annual meeting by a stockholder or before a special meeting called at the request of a Qualified Stockholder (other than, in either case, the nomination of a person for election as a director, which is governed by Sections 312., 313. and 314. of Article III of these By-Laws), the stockholder intending to propose the business at the annual meeting or the Qualified Stockholder on whose behalf the special meeting is called (each, a "Proponent") must have given timely notice in writing to the Secretary of the Corporation of the intention to propose such business and such business must otherwise be a proper matter for stockholder action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation (1) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation; (2) in the case of a special meeting called pursuant to Section 203.(i),(ii) or (iii) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting; and (3) in the case of a special meeting called at the request of a Qualified Stockholder pursuant to Section 203.(iv) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting (each, a "Stockholder Meeting") commence a new time period for the giving of a stockholder's notice as described above. (For purposes of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). A Proponent's notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the Stockholder Meeting: (A) a brief description of the business desired to be brought before the Stockholder Meeting and the reasons for conducting such business at the Stockholder Meeting,
(B) the name and address of the Proponent, and of any holder of record of the Proponent's shares as they appear on the Corporation's books, (C) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent's shares, as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent's notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the Stockholder Meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to stockholders of the Corporation and/or otherwise solicit proxies from stockholders in support of the proposal.

      (b) If the chair of the Stockholder Meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Sections 312., 313. and 314. of Article III of these By-Laws) was not made in accordance with the applicable provisions of these By-Laws, such business shall not be transacted. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proponent intending to propose business at a Stockholder Meeting pursuant to this Section 209. of
Article II does not provide the information required under subparagraphs (C),

(E) and (F) of this Section 209. to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The requirements of this
Section 209. of Article II shall apply to any business to be brought before a Stockholder Meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Sections 312., 313. and 314. of
Article III of these By-Laws) whether such business is to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 209. of Article II are included to provide the Corporation notice of a stockholder's intention to bring business before a Stockholder Meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before a Stockholder Meeting.

                                  ARTICLE III

                          DIRECTORS AND BOARD MEETINGS

      Section 301. MANAGEMENT BY BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

      Section 302. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

      Section 303. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than nineteen (19) directors, who need not be stockholders. Within these limits, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

      Section 304. CLASSIFICATION OF DIRECTORS. The directors in office shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I directors will expire at the 1997 annual meeting of stockholders, the term of office of the Class II directors will expire at the 1998 annual meeting of stockholders and the term of office of the Class III directors will expire at the 1999 annual meeting of stockholders following their election, and shall hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1997 annual meeting, directors elected to succeed the directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. directors shall hold office until their successors have been duly elected and qualified, provided, however, that a director may resign. If the number of directors is not evenly divisible into thirds, the Board shall determine which Class or Classes shall have one extra director. Any additional director of any Class elected to the Board of Directors to fill a vacancy from an increase in such Class shall hold office for the term that expires as to that Class. The tenure of a director shall not be affected by any decrease in the number of directors so made by the Board.

      Section 305. REMOVAL AND VACANCIES. Any director or directors may be removed at any time, but only for "cause" by the affirmative vote of two-thirds (2/3) of the directors then in office or by vote of the stockholders at a special meeting called for that purpose. "Cause" for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of directors, or otherwise, the remaining directors, though less than a quorum or by the sole remaining director shall choose a successor, successors or additional directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board of Directors, may, in its discretion, reduce the number of directors by allowing the vacated office to remain vacant. In the event that the Board of Directors increases the number of directors, such new directors will be elected by the Board of Directors to a Class or Classes of directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Corporation next electing such Class or Classes, except as otherwise required by law.

      Section 306. QUORUM. A majority of the directors shall constitute a quorum at any meeting except as otherwise provided by law but a lesser number may adjourn any meeting from time to time and the meeting may be held as so adjourned without further notice.

      Section 307. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and shall be given (a) if by mail, at least five (5) days, or (b) if by telecopy, facsimile, telegraph, cable or other recorded communications or delivered personally or by telephone, not less than two (2) days before the time of such meeting, excepting the Organization Meeting following the election of directors. Notices shall be given to each director at the addresses that he/she has furnished to the Secretary as the address for such notices.

      Except as otherwise provided by law or in these By-Laws herein, a majority of those directors present and voting at any meeting of the Board of Directors, if a quorum is present at such time, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

      Section 308. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his absence, by the President, or at the request of three or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by telecopy, facsimile, telegraph, cable or other recorded communications or delivered personally or by telephone, not less than eighteen hours before the time of such meeting, excepting the Organization Meeting following the election of directors. Notices shall be given to each director at the addresses that he has furnished to the Secretary as the address for such notices.

      Waiver of Notice in writing by any director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any director, shall be equivalent to notice to such directors of such meeting.

      Section 309. REPORT AND RECORDS. The reports of officer and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

      Section 310. COMMITTEES. (a) EXECUTIVE COMMITTEE. The Board of Directors, in its discretion, may appoint three or more of its directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and other directors. Such Committee shall, when the Board of Directors is not meeting, assume such duties and perform such services as may be assigned to it by the Board of Directors, with the same force and effect as though the Board of Directors had performed the same. A quorum of the Executive Committee shall be constituted when a majority of the same are present.

      The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The Committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.

      All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board of Directors, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.

      In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.

      (b) OTHER COMMITTEES OF THIS BOARD. The Board of Directors may appoint directors to comprise one or more of the following Committees, or such other committees as may be designated from time-to-time by the Board of Directors, who shall serve at the pleasure of the Board:

            (1) AUDIT COMMITTEE. The Committee shall be comprised of non-employee directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants' examination and other services; review of financial statements, including auditors' opinions and management letters, and reporting to the Board the Committee's recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer's work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company's responsibilities for financial reporting to the public.

            (2) EXECUTIVE COMPENSATION COMMITTEE. The Committee shall be comprised of non-employee directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which directors and officers have with the company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving directors or officers of the Company, recommendations to the Board of actions to be taken to remove any such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.

            (3) STOCK OPTION COMMITTEE. The Committee shall be comprised of non-employee directors not eligible to participate in the Company's 1993 Stock Incentive Plan or other stock option plans for the benefit of Company employees. The duties of the Committee involve the review and administration of employee stock option plans for the benefit of officers and employees maintained by the Company, including the granting of options and awards with respect thereto.

            (4) NOMINATING COMMITTEE. The Committee shall be comprised of the Chairman of the Board and non-employee directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.

      A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

      Section 311. CHAIRMAN OF THE BOARD. The Board of Directors shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of stockholders at which directors are elected. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

      Section 312. ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made (1) by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by Section 313. of this Article III, or (2) by the Board of Directors. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these By-Laws.

      Section 313. PROCEDURES FOR NOMINATIONS BY STOCKHOLDERS. (a) Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder's intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation. Such notice shall be delivered to the Secretary at the principal executive offices of the Corporation
(1) with respect to an annual meeting of stockholders, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation; and (2) with respect to a special meeting, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting. In no event shall the public disclosure of an adjournment of an Election Meeting commence a new time period for the giving of a stockholder's notice as described above. The written notice of the stockholder intending to make the nomination (the "Proponent") shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 314. of this Article III, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent:
(A) the name and address of the Proponent, and of any holder of record of the Proponent's shares as they appear on the Corporation's books, (B) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent's shares, as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,
(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent's notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $2000 in market value, or 1%, of the Corporation's outstanding capital stock entitled to vote for at least one year by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the outstanding capital stock of the Corporation, (F) a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to stockholders of the Corporation and/or otherwise solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

      (b) If the chair of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these By-Laws, such nomination shall be void. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 313. of Article III does not provide the information required under clauses (B) through (D) of subparagraph (vi) of paragraph (a) of this Section 313. of Article III to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

      Section 314. SUBMISSION OF QUESTIONNAIRE. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 313. of this Article III of these By-Laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

      Section 401. OFFICERS. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board of Directors may from time to time deem advisable. Except for President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of directors from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

      Section 402. PRESIDENT. The President shall have general supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board of Directors.

      Section 403. SECRETARY. The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board has elected a Secretary to the Board of Directors, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these By-Laws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the President, or such other supervising officer as the President may designate.

      Section 404. TREASURER. The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other supervising officer as the President may designate.

      Section 405. GENERAL POWERS. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

                                   ARTICLE V

                                 INDEMNIFICATION

      Section 501. MANDATORY INDEMNIFICATION. (a) The Corporation shall, to the full extent permitted by the New York Business Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director, officer or employee of the Corporation or any of its subsidiaries or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 501., the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the New York Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

      (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.

      (c) If a claim under paragraph (a) of this Section 501. is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (d) If a determination shall have been made pursuant to paragraph (b) of this Section 501. that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501.

      (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501. that the procedures and presumptions of this Section 501. are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

      (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 501. shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

      (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Section 501., shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

      (h) The Corporation may, to the extent authorized from time to time by the Board of Directors or the stockholders of the Corporation by resolution thereof, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 501. with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to any directors or officers of the Corporation to the extent such rights are permitted by law and not available under this Section 501.

      (i) If any provision or provisions of this Section 501. shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this
Section 501. (including, without limitation, each portion of any paragraph of this Section 501. containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 501. (including, without limitation, each such portion of any paragraph of this Section 501. containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      (j)   For purposes of this By-Law:

      (1)   "Change of Control" means

            (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of 20% or more of either (i) the then outstanding shares of the Corporation's Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i),
      (ii) and (iii) of paragraph (C) of this Section 501.(j)(1); or

            (B) Individuals who, as of August 1, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 1, 2001 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (C) Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation's outstanding common stock and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (D) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      (2) "Disinterested Director" means a director of the Corporation who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.

      (3) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

      (k) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                   ARTICLE VI

                             SHARES OF CAPITAL STOCK

      Section 601. AUTHORITY TO SIGN SHARE CERTIFICATES. Every share certificate of the Corporation shall be signed by the President or Vice President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

      Section 602. LOST OF DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

                                  ARTICLE VII

                                     GENERAL

      Section 701. CORPORATE SEAL. The seal of the corporation shall be circular in form and shall contain the name of the Corporation, the year "1946" and the words "Corporate Seal, New York."

      Section 702. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

      Section 703. RECORD DATE. The Board of Directors may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

      Section 704. EMERGENCY BY-LAWS. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:

      (a) A meeting of the Board of Directors or of any Committee thereof may be called by any officer or director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

      (b) The director or directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

      (c) These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

      Section 705. SEVERABILITY. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

                                  ARTICLE VIII

                               AMENDMENT OR REPEAL

      Section 801. AMENDMENTS. These By-Laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any annual meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting.

                                   ARTICLE IX

                    APPROVAL OF AMENDED AND RESTATED BY-LAWS

      Section 901. APPROVAL AND EFFECTIVE DATE. These Amended and Restated By-Laws have been approved as the By-Laws of the Corporation this 18th day of June 2008, and shall be effective as of said date.



                                            /s/ Peter A. Pitsiokos
                                            ------------------------------------
                                            Peter A. Pitsiokos, Secretary